Form 10-Q                                               Crawford & Company
Quarter Ended September 30, 1997                        Page 20
                                                        Exhibit 15.1


To the Stockholders and
Board of Directors of
Crawford & Company:

We are aware that Crawford & Company has incorporated by reference in its previously filed Registration Statement File No. 2-78989, Registration Statement File No. 33-22595, Registration Statement File No. 33-47536, Registration Statement File No. 33-36116, Registration Statement File No. 333-2051, Registration Statement File No. 333-24425, and Registration Statement File No. 333-24427, its Form 10-Q for the quarter ended September 30, 1997, which includes our report dated October 31, 1997 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the "Act"), that report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                                    /s/Arthur Andersen LLP


Atlanta, Georgia
October 31, 1997